                                                                    EXHIBIT 11.1


                             MAS TECHNOLOGY LIMITED


          STATEMENT RE:  COMPUTATION OF NET INCOME PER ORDINARY SHARE

                     (in thousands, except per share data)
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
                                                                         THREE MONTHS          NINE MONTHS ENDED
                                                                      ENDED DECEMBER 31,         DECEMBER 31,
                                                                     -----------------------   --------------------
                                                                      1996            1997      1996         1997
                                                                       NZ$             NZ$       NZ$          NZ$
                                                                     -------        --------   --------    --------
Net income                                                                391          2,537        552       6,155
                                                                     ========       ========   ========    ========
Ordinary shares used in share computation -
Weighted average number of ordinary shares outstanding                  4,108          6,407      4,108       5,698
Diluted effect of:
            1995 Share Scheme                                              91            370         67         366
            1997 Stock Option Plan                                          -             51          -          60
                                                                     --------       --------   --------    --------
Shares used in computation                                              4,199          6,828      4,175       6,124
                                                                     --------       --------   --------    --------
Diluted income per ordinary share and equivalent shares               NZ$0.09        NZ$0.37    NZ$0.13     NZ$1.00
                                                                     ========       ========   ========    ========


                                                                         THREE MONTHS          NINE MONTHS ENDED
                                                                      ENDED DECEMBER 31,         DECEMBER 31,
                                                                     -----------------------   --------------------
                                                                      1996            1997      1996         1997
                                                                       NZ$             NZ$       NZ$          NZ$
                                                                     -------        --------   --------    --------
Net income                                                                391          2,537        552       6,155
                                                                     ========       ========   ========    ========
Ordinary shares used in share computation -
Weighted average number of ordinary shares outstanding                  4,108          6,408      4,108       5,698
                                                                     --------       --------   --------    --------
Shares used in computation                                              4,108          6,408      4,108       5,698
                                                                     --------       --------   --------    --------
Basic income per ordinary share and equivalent shares                 NZ$0.10        NZ$0.40    NZ$0.13     NZ$1.08
                                                                     ========       ========   ========    ========
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